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Exhibit 21     List of Subsidiaries of Medallion Financial Corp.

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
                         Name                   Jurisdiction of Incorporation or Formation
                         ----                   ------------------------------------------
               Medallion Funding Corp.                          New York
               Transportation Capital Corp.                     New York
               Edwards Capital Corp.                            Delaware
               Medallion Media, Inc.                            Delaware
               Business Lenders  LLC                            Delaware
               Medallion Capital, Inc                           Delaware
               Medallion Business Credit LLC                    Delaware
